EXHIBIT 13.2

CERTIFICATION PURSUANT TO

RULE 13a-14(b) AND 18 U.S.C. SECTION 1350

In connection with the annual report of Qiao Xing Universal Resources, Inc. (the “Company”) on Form 20-F for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jiujiu Jiang, Chief Financial Officer of the Company, certify, pursuant to Rule 13a-14(b) and 18 U.S.C. § 1350, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JIUJIU JIANG
Jiujiu Jiang
Chief Financial Officer

July 15, 2011